EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-260849, and 333-272569) and Form S-8 (No. 333-283613) of our report dated August 13, 2024 with respect to the consolidated financial statements as of and for the year ended April 30, 2024 of PharmaCyte Biotech, Inc. included in this Annual Report on Form 10-K for the year ended April 30, 2025.

/s/ Marcum llp

Morristown, New Jersey

August 8, 2025